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                                                               EXHIBIT 99.1

                                                               PRESS RELEASE

[LOGO OF THE VENETIAN RESORT HOTEL CASINO]
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FOR IMMEDIATE RELEASE:                                        Contact: Ron Reese
                                                              (702) 414-4334



                         THE VENETIAN ANNOUNCES SALE OF

                             THE GRAND CANAL SHOPPES

         SALE COULD NET $1.4 BILLION FOR STRIP GIANT

       LAS VEGAS, NEVADA (APRIL 12, 2004) -The Venetian Resort-Hotel-Casino announced today it has agreed to sell the 500,000 square foot Grand Canal Shoppes, and the multi-level retail space in its proposed Phase II resort, which will sit adjacent to The Venetian. The sale is subject to standard closing conditions and is expected to close on or about May 17, 2004.

       General Growth Properties, Inc. will pay $766 million for the existing Grand Canal Shoppes. In addition, on the Phase II retail space, General Growth will pay a six percent capitalization rate on the first $38 million of net operating income and eight percent thereafter, leading Venetian executives to believe the total agreement could be worth approximately $1.4 billion.

       "Since our Phase II property is budgeted to produce the same-type of financial results as The Venetian, it is reasonable to assume that total proceeds could reach or exceed $1.4 billion," said William Weidner, president and C.O.O. of Las Vegas Sands, Inc., The Venetian's parent company. "General Growth Properties sees the long-term benefit of helping develop Las Vegas' premiere resort destination with us, and we are extremely pleased to have them be a part of developing that destination."

       The announcement of the mall sale coupled with the May opening of the Sands Macao, the impending groundbreaking on the Phase II property, and the recent financial performance of The Venetian, has the company poised to become one of the most dominant players in the gaming industry.

       "Clearly, this kind of cash transaction gives our company tremendous financial flexibility," said Weidner "We could use this cash infusion to pay down indebtedness,

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finance our second mega-resort in Las Vegas, continue our expansion efforts in
Macao, or pursue any other opportunities that may arise. The options before us are endless."

       Weidner said the Phase II property will feature more than 3,000 new suites, and when combined with The Venetian, will house more than 2.3 million square feet of meeting area with six additional ballrooms and 315 conference rooms. The two resorts will combine to feature 30 world-class restaurants, eight swimming pools, and two versions of the Canyon Ranch SpaClub, named by CONDE NAST TRAVELER as one of the world's finest.

       While ownership of the Grand Canal Shoppes will change hands, Venetian executives are quick to point out that the mall will still be housed under The Venetian's roof. "By attracting more than 13 million visitors per year, The Grand Canal Shoppes clearly plays an important role in the overall success of The Venetian," said Brad Stone, executive vice president of Las Vegas Sands, Inc. "On top of the financial freedom this sale gives us, we are fortunate that we will continue to benefit from having one of the most successful retail venues in the country located within our walls."

FORWARD-LOOKING STATEMENTS

       This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to general economic conditions, competition, new ventures, government regulation, legalization of gaming, interest rates, future terrorist acts, insurance, and other factors detailed in the reports filed by Las Vegas Sands, Inc. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands, Inc. assumes no obligation to update such information.

ABOUT THE VENETIAN RESORT-HOTEL-CASINO

       The Venetian Resort-Hotel-Casino, a recipient of the Exxon/Mobile Four Star Award and AAA's Four Diamond Award, is one of the world's most luxurious resort and convention destinations. Re-creating Venice's legendary landmarks, the resort offers unmatched service and quality for leisure and corporate guests. Located in the heart of the Las Vegas Strip, The Venetian features The Grand Canal Shoppes, an indoor streetscape complete with gondolas and singing gondoliers, the Canyon Ranch SpaClub, world-class gaming, exquisite restaurants, the Guggenheim-Hermitage Museum, and a wide variety of entertainment venues on its premises, as well as extensive convention and corporate services.

For additional information, please visit The Venetian website at www.venetian.com.